UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2011

SENECA GLOBAL FUND, L.P.
(Exact name of registrant as specified in charter)

Delaware	333-148049	72-3236572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Steben & Company, Inc. 2099 Gaither Road, Suite 200 Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

(240) 631-7600
(Registrant’s telephone number, including area code)

Aspect Global Diversified Fund LP
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 1, 2011, Aspect Global Diversified Fund LP changed its name to Seneca Global Fund, L.P. pursuant to a filing of an Amended and Restated Certificate of Limited Partnership with the Delaware Secretary of State’s office.  On May 2, 2011, the Registrant also amended its Limited Partnership Agreement to reflect the change of its name from Aspect Global Diversified Fund LP to Seneca Global Fund, L.P.  In addition to the change of name, the changes to the Limited Partnership Agreement also reflect the incorporation of a cap on the fees that may be received by the General Partner and third party trading advisors in the aggregate, an amendment clarifying certain income tax allocations, as well as certain other immaterial changes.

Item 9. Exhibits

The following exhibits are included herewith:

9.1	Delaware Amended and Restated Certificate of Limited Partnership for Aspect Global Diversified Fund LP.

9.2	Third Amended and Restated Limited Partnership Agreement of Aspect Global Diversified Fund LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2011	Seneca Global Fund, L.P.
(Registrant)

By: Steben & Company, Inc.
General Partner

	By:	/s/John Grady
John Grady
Chief Operating Officer of the General Partner

EXHIBIT INDEX

Exhibit Number	Description of Document	Page Number

9.1	Delaware Amended and Restated Certificate of Limited Partnership for Aspect Global Diversified Fund LP.	E-2

9.2	Third Amended and Restated Limited Partnership Agreement of Aspect Global Diversified Fund LP.	E-3